Exhibit 99.1

JRJR Networks Announces Estimated Unaudited Financial Results Through the Third Quarter 2017

For Immediate Release

(Dallas, TX, April 4, 2018- JRjr33, Inc., doing business as JRJR Networks previously announced that the NYSE American LLC (the “NYSE American”) suspended trading on its exchange to commence proceedings to delist the common stock of JRjr33, Inc. (the “Company”) from the NYSE American, and has commenced proceedings to delist the Company’s common stock.

The delisting was a result of the Company’s inability to provide financial statements that have been audited or reviewed by its public auditing firm, Whitley Penn LLC (its “Auditors”). However, the Company is providing the following financial information about the Company regardless of the fact that such financial information has neither been audited nor reviewed by its Auditors. Therefore, all of the following financial information should be considered as merely an estimate, and should be viewed in that context as an approximate range, based on information it has available as of this date. Accordingly, the financial information provided in this press release is not intended to be relied upon as advice to investors or potential investors regarding the advisability of investing in the Company’s stock.

The Company’s net income, including the benefit of discontinued operations, was $500,000 for the nine months ended September 30, 2017 compared to net loss of $19,500,000 for the nine months ended September 30, 2016, an improvement of approximately $20,000,000.

The Company’s gross profit was $32,000,000 or 44% of revenue for the nine months ended September 30, 2017 compared to $60,000,000 or 56% of revenue in the nine months ended September 30, 2016, primarily as a result of shifts in product mix.

The Company’s operating expenses for the nine months ended September 30, 2017 were $37,000,000 compared to $75,000,000 for the nine months ended September 30, 2016.

As of September 30, 2017, the Company reported cash and cash equivalents of $700,000, marketable securities of $250,000, and accounts receivable of $4,800,000.

The Company reported 9 month year-to-date adjusted EBITDA of approximately $6,5000,000 compared to a prior year adjusted EBITDA of -$13,000,000. Gross sales decreased by 31% for the nine months ended September 30, 2017 to approximately $73,000,000 from $106,000,000 the nine months ended September 30, 2016 as the Company eliminated unprofitable deeply discounted revenue and focused on generating positive EBITDA. The focus on EBITDA generated a net positive improvement of adjusted EBITDA over the same period in the prior year of approximately $19,500,000.

The Company adjusted EBITDA for onetime costs primarily related to a warehouse relocation in the U.K. and added back certain M&A costs. As in the past, the Company added back the above market cost of the 3PL warehouse and shipping services provided by the seller of Kleeneze as those were part of the acquisition consideration. That relationship is terminated.

The Company continues to focus on achieving profitable revenues and expects the focus on positive cash EBITDA to continue. The emphasis on revenue increases going forward and further cost reductions continues to be the strategy of the Company’s turnaround effort.

The financial information included in this announcement will be subject to the completion of the referenced financial reports, including updated financial information related to non-cash intra-divisional overhead allocations between several of the Company’s divisions. Upon completion of these quarterly reports, the financial information included in this announcement may change, perhaps materially.

The Company will hold a conference call Friday April 6, 2018 at 4:30 p.m. Eastern Time, to discuss the Company's estimated unaudited financial results for the 9 months ended September 30, 2017.

1

To participate in the conference call, please dial toll free (888) 437 - 9366. Please use conference pass code 9757078.

For international callers, please dial (toll) (719) 325-2351, with the same pass code.

An audio replay of the conference call will be available in the investor relations section of the Company's website following completion of the call for approximately 10 business days.

About JRJR Networks (www.jrjrnetworks.com)

JRJR Networks is a platform of direct-to-consumer brands. Within JRJR Networks, each company retains its separate identity, sales force, product line and compensation plan, while JRJR Networks seeks synergies and efficiencies in operational areas. JRJR Networks companies currently include The Longaberger Company, a 42-year old maker of hand-crafted baskets and other home decor items; Tomboy Tools, a direct seller of tools designed for women; Agel Enterprises, a global seller of nutritional products in gel form as well as a skin care line;  Paperly, which offers a line of custom stationery and other personalized products; Uppercase Living, which offers a line of customizable vinyl expressions for display on walls in the home; Kleeneze, a 95-year old UK-based catalog seller of cleaning, health, beauty, home, outdoor and a variety of other products, and Betterware, a UK-based home catalog seller. JRJR Networks also includes Happenings, a lifestyle publication and marketing company.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” or “will” or the negative of these terms or other comparable terminology and include statements regarding the Company’s expectation that the focus on positive cash EBITDA will continue..  These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, our ability to continue the focus on positive cash EBITDA, any material changes to the financial information included above when completed by the Company or reviewed by the Company’s auditors and our continuing inability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended and the other risks outlined under “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2016 and our other filings with the SEC, including subsequent reports on Form 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contact:

Media Contact: Brenton Baker (brenton.baker@jrjrnetworks.com)

2